EXHIBIT 1.1

8,000,000 Shares

ZiLOG, Inc.

Common Stock

UNDERWRITING AGREEMENT

                        , 2004

SG COWEN SECURITIES CORPORATION

    As Representatives of the several Underwriters

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. ZiLOG, Inc., a Delaware corporation (the “Company”) proposes to issue and sell 4,000,000 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), and the selling stockholders named in Schedule B hereto (the “Selling Stockholders”) propose to sell 4,000,000 shares of Common Stock, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”). The aggregate of 8,000,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 1,200,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. SG Cowen Securities Corporation (“SG Cowen”) [and [names of Co-Representatives] are] acting as representatives of the several Underwriters and in such capacity [are] hereinafter referred to as the “Representatives.”

2. (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a) A registration statement on Form S-1 (File No. 333-111471) (the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any,

including all exhibits thereto whether filed therewith or incorporated by reference therein and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statements”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment or supplement thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances in which they were made, therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in section 16).

(c) All reports or proxy statements filed by the Company with the Commission under the Exchange Act (collectively, the “SEC Documents”) since the effective date of the Reorganization Plan (as defined below), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances in which they were made, therein not misleading. The Company has timely filed with the SEC all reports required to be filed under Sections 13, 14 and 15(d) of the Exchange Act since the effective date of the Company’s plan of reorganization.

(d) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Zilog Philippines, Inc., a corporation organized under the laws of the Philippines, Zilog Electronic Philippines, Inc., a

corporation organized under the laws of the Philippines, Zilog Asia Ltd., a corporation organized under the laws of Hong Kong, Zilog Japan K.K., a corporation organized under the laws of Japan, Zilog International Ltd., a corporation organized under the laws of the Cayman Islands, Zilog UK, Ltd., a United Kingdom private limited company, Zilog India Electronics Private Ltd., a corporation organized under the laws of India, and ZiLOG MOD III, Inc., a Delaware corporation (“ZiLOG MOD III”).

(e) This Agreement has been duly authorized executed and delivered by the Company.

(f) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company including the Stock, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except any conflicts, breaches or violations with respect to (i), (ii) and/or (iii) which singularly or in the aggregate, would not have a Material Adverse Effect.

(j) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(k) KPMG LLP who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statements, the Prospectus and the SEC Documents are independent public accountants as required by the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, respectively.

(l) The financial statements, together with the related notes and schedules, included in the Prospectus, in each Registration Statement and the SEC Documents fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder and the financial statements, together with the related notes and schedules included in the SEC Documents, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be included in the Prospectus or are required by the Exchange Act or the rules and regulations thereunder to be included in the SEC Documents.

(m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than issuance of options in the ordinary course of business and pursuant to the plans disclosed in the Prospectus or the issuance of Common Stock upon the exercise of outstanding options and warrants) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(n) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.

(o) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except any violations or defaults with respect to (i), (ii) and/or (iii) which, singularly or in the aggregate, would not have a Material Adverse Effect.

(p) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

(q) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(r) Neither the Company nor any of its officers, directors or, to the Company’s knowledge, affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(s) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned or possessed by them and own or possess the right to use all intellectual property necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made or is likely to be made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

(t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect, except such liens set forth in that certain Financing Agreement, dated May 13, 2002, by and between the Company and The CIT Group/Business Credit, Inc.

(u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(v) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(w) Except as disclosed in the Prospectus or as otherwise would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Prospectus, (i) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state or local laws or regulation relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the Company’s knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental agency or body or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation, notice (written or oral) or other proceeding by any person or entity alleging potential liability of either the Company or any of its subsidiaries (or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”); and (v) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim or result in material costs or liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties).

(x) The Company and its subsidiaries each (i) have filed with all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

(y) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each committee thereof) and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(bb) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(cc) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(dd) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(ee) Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ff) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh) The Stock is listed on the Nasdaq Stock Market’s National Market.

(ii) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(jj) The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market System (“Nasdaq”) shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and at all times after the effectiveness of such requirements.

(kk) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(ll) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(mm) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the named executive officers or directors of the Company, except as disclosed in the Prospectus.

(nn) With regard to the Company’s Debtors’ Joint Reorganization Plan dated as of January 22, 2002 under Chapter 11 of the United States Bankruptcy Code confirmed on April 30, 2002 (the “Reorganization Plan”), the Company represents and warrants to the several Underwriters that:

(i) The effective date of the Reorganization Plan occurred on May 13, 2002 and the Reorganization Plan has been consummated.

(ii) Neither the Company nor any of its subsidiaries is currently, or has in the past been, in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in the Reorganization Plan.

(iii) There is no legal or governmental proceeding relating to the Reorganization Plan to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.

(iv) Except for the Claims (as defined in Section 101(5) of the United States Bankruptcy Code) set forth in the Company’s Schedules of Assets and Liabilities filed in its and ZiLOG MOD III, Inc.’s Chapter 11 bankruptcy cases (pending in the United States Bankruptcy Court for the Northern District of California, Chapter 11 Case No. 02-51143, 02-51144) (the “Cases”), set forth in proofs of claim filed in the Cases or otherwise described in the Reorganization Plan, to the best of the Company’s knowledge, there are no Claims that exist relating to the Reorganization Plan, including without limitation, any Claims relating to Materials of Environmental Concern or otherwise relating to Environmental Laws or state or federal securities laws.

(II) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally, and as to itself only, represents and warrants to, and agrees with, the several Underwriters that such Selling Stockholder:

(a) Has, and immediately prior to the First Closing Date (as defined in Section 3 hereof) the Selling Stockholder will have good and valid title to the shares of Firm Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the “Power of Attorney”), appointing, [                                    ] and each of them, as Attorney-in-Fact (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Firm Stock to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

(c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the “Custody Agreement”), with [                                    ] as custodian (the “Custodian”), pursuant to which certificates in negotiable form for the shares of Firm Stock to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

(d) Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of the charter or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation) or articles of partnership of such

Selling Stockholder (if such Selling Stockholder is a partnership) or the deed of trust of the Selling Stockholder (if the Selling Stockholder is a trust) or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Firm Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Firm Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

(e) The Registration Statements do not, and the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements, in light of the circumstances in which they were made, therein not misleading, provided, however, that the foregoing shall apply only to the extent that any information contained in or omitted from the Registration Statements or Prospectus was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein.

(f) has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any shares of Firm Stock.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, that number of shares of Firm Stock obtained by multiplying              shares of Firm Stock in the case of the Company and the number of shares of Firm Stock set forth opposite the name of such Selling Stockholder in Schedule B hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

The purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Stock will be $[            ] per share (the “Purchase Price”).

The Company and the Selling Stockholders (or the Custodian on behalf of the Selling Stockholders) will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company and [            ] as Custodian for the Selling

Stockholders, all at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on [            ], in accordance with Rule 15c6-1 of the Exchange Act. Delivery of the Firm Stock will be made by credit through full fast transfer to accounts at the Depository Trust Company. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Selling Stockholders and SG Cowen.

The Company and the Selling Stockholders (or the Custodian on behalf of the Selling Stockholders) shall make the certificates representing the Firm Stock available to the Representatives for examination on behalf of the Underwriters in Palo Alto, California at least twenty-four hours prior to the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company and the Selling Stockholders.

The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called an “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Dates and the First Closing Date are herein called the “Closing Dates”.)

The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding an Option Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company and [            ] as Custodian for the Selling Stockholder(s) all at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301. Delivery of the Option Stock will be made by credit through full fast transfer to accounts at Depository Trust Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding an Option Closing Date.

Any Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

(4) (I) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

(a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review, other than any such amendment or supplement which, in the opinion of legal counsel to the Company, is required by applicable laws or regulations to be filed; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to SG Cowen Securities Corporation in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus and (iii) the Prospectus (not later than 10:00 A.M., New York time, of the second business day following the execution and delivery of this Agreement or such later date agreed to by the Company and the Representatives) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the second business day following the date of such amendment or supplement or such later date agreed to by the Company and SG Cowen).

(e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

(g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company’s sale of the Stock hereunder; (ii) the issuance of options to purchase shares of Common Stock in the ordinary course of business pursuant to the Company’s 2002 Omnibus Stock Incentive Plan, 2004 Omnibus Stock Incentive Plan and 2004 Employee Stock Purchase Plan (collectively, the “Plans”) (not to exceed the shares available for issuance or grant under the Plans as set forth in the Prospectus); and (iii) the issuance of shares of Common Stock upon exercise of options to purchase Common Stock issued in the ordinary course of business pursuant to the Plans. The Company will cause all of its officers and directors to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto and will cause each Selling Stockholder to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I-A attached hereto, pursuant to which each such person or entity shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen, and further agree that in the event that (1) the Company, for and on behalf of the Selling Stockholders, and SG Cowen shall agree in writing to extend the Lock-up Period for an additional period of up to 18 days and (2) the Company shall have provided written notice of the same prior to the expiration of the original Lock-up Period, then the Lock-up Period shall be extended for up to 18 days and the restrictions imposed by this paragraph 4(II)(a) shall continue to apply until the expiration of the Lock-up Period as so extended. Each officer and director of the Company and each Selling Stockholder will further agree to appoint the Company, and any of the Company’s authorized representatives or agents, his or its attorney-in-fact for purposes of entering into any agreement to extend the Lock-up Period on behalf of such officer, director or Selling Stockholder, as applicable, as contemplated by this paragraph.

(i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b).

(n) The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds”.

(II) FURTHER AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

(a) They will not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock other than the sale of the Stock hereunder for a period of 90 days from the date of the Prospectus (the “Lock-up Period”), without the prior written consent of SG Cowen; and further agree that in the event that (1) the Company, for and on behalf of the Selling Stockholders, and SG Cowen shall agree in writing to extend the Lock-up Period for an additional period of up to 18 days and (2) the Company shall have provided written notice of the same to the Selling Stockholders prior to the expiration of the original Lock-up Period, then the Lock-up Period shall be extended for up to 18 days and the restrictions imposed by this paragraph 4(II)(a) shall continue to apply until the expiration of the Lock-up Period as so extended. Each Selling Stockholder hereby appoints the Company, and any of the Company’s authorized representatives or agents, its attorney-in-fact for purposes of entering into any agreement to extend the Lock-up Period on behalf of such Selling Stockholder as contemplated by this paragraph.

(b) The shares of Firm Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Stockholders, and that the arrangement for such custody and the appointment of the Attorney-in-Fact are irrevocable; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Firm Stock hereunder, certificates for the Firm Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorney-in-Fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorney-in-Fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

(c) Such Selling Stockholder will not take, directly or indirectly, any action designed or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of any shares of Firm Stock.

(d) Such Selling Stockholder will deliver to SG Cowen on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriter to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus any amendments and exhibits thereto, the costs of printing, reproducing and distributing the Power of Attorney, the Custody Agreement, the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) and of preparing, printing and distributing Blue Sky

Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Each Selling Stockholder will pay all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder’s pro rata share of fees and expenses of the Attorney-in-Fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Firm Stock to be sold by such Selling Stockholder to the Underwriters hereunder.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of either the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

(b) None of the Underwriters shall have discovered on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Underwriters, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Each of the Company and ZiLOG MOD III have been duly incorporated and are validly existing in good standing under the laws of the State of Delaware.

(ii) The Company has the status set forth in Schedule I hereto, set forth opposite the jurisdictions listed in Schedule I hereto.

(iii) ZiLOG MOD III has the status set forth in Schedule II hereto, set forth opposite the jurisdictions listed in Schedule II hereto.

(iv) The Company has the corporate power and corporate authority to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby and to conduct its business and own its properties in the manner disclosed in the Prospectus.

(v) The Company has an authorized capitalization as set forth in the Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. The [29,092,592] shares of Common Stock shown by the Company’s stock record books as being issued and outstanding immediately prior to the date hereof have been duly authorized and are validly issued and are fully paid and nonassessable, and free and clear of any preemptive rights or any similar rights arising under the Company’s Certificate of Incorporation or Bylaws, Applicable Law or under any Applicable Contract.

(vi) The Firm Stock has been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under Applicable Law, the Company’s Certificate of Incorporation or Bylaws or any Applicable Contract.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Firm Stock, will not (i) conflict with the Certificate of Incorporation or Bylaws, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order. Such counsel shall state that they do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement and each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

(ix) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, including the issuance of the Stock.

(x) The statements in (A) the Prospectus under the heading “Risk Factors,” “provisions in our organizational documents and Delaware law could discourage acquisition proposals or delay a change in control that could be beneficial to our stockholders,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations – 2002 Financial Restructuring and Reorganization,” “Stock Repurchase Program,” “ 2002 Financial Restructuring and Reorganization,” “Legal Proceedings,” “Financial Restructuring and Reorganization,” “Historical Background to the Plan of Reorganization,” “Management – Classified Board of Directors,” “Employment Contracts, Termination of Employment and Change-In-Control Arrangements,” “2002 Omnibus Incentive Plan,” “401(k) Plan,” “Related Party Transactions,” “Description of Capital Stock,” “Shares Eligible For Future Sale” and “United States Federal Income Tax Consequences to Non-U.S. Holders,” and (B) in the Registration Statement, Part II Items 14 and 15, insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

(xi) To such counsel’s knowledge, there are no contracts, licenses or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as so required.

(xii) Neither the Company nor ZiLOG MOD III (i) is in violation of its Certificate of Incorporation or Bylaws, or (ii) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any Applicable Contract. Such counsel may rely solely on an officer’s certificate when rendering this opinion.

(xiii) To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company or ZiLOG MOD III is a party or to which any property of the Company or ZiLOG MOD III is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the General Rules and Regulations under the Securities Act that are not so disclosed.

(xiv) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at              [a.m.], on                 , 2004, and such counsel has been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission and the filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424.

(xv) Each of (a) the Registration Statement, at the time it became effective and (b) the Prospectus, as of the date of the Prospectus, appeared on its face to comply as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, (except counsel need not express any opinion regarding the financial statements and related notes and schedules and other financial or statistical data included therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in the above paragraphs, counsel will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus).

(xvi) Except as described in the Registration Statement or Prospectus, no holder of any securities of the Company has registration rights, by reason of the filing or effectiveness of the Registration Statement, under any agreement or instrument filed by the Company as an exhibit to the Registration Statement, except such rights that, as of the date hereof, have been waived, satisfied or not exercised.

(xvii) The Company is not and, solely after giving effect to the offering and sale of the Firm Stock and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration and regulation asan “investment company” as such term is defined in the Investment Company Act of 1940.

As used herein, (i) “Applicable Contracts” means those agreements or instruments filed or incorporated by reference as exhibits into the Registration Statement; (ii) “Applicable Laws” means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the States of California, New York and Delaware and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the other Transaction Documents (other than the state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.(with the exception of the Nasdaq Stock Market Rules for purposes of the opinion set forth in paragraph (viii) above) and the United States federal securities laws (with the exception of the opinion set forth in paragraph (viii) above)), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (iii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the States of California or Delaware or New York or the United States of America having jurisdiction over the Company under Applicable Laws; (iv) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (v) “Applicable Orders” means those judgments, orders or decrees identified on a schedule to such opinion.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall state that they have not passed upon, or assumed any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in paragraph (x) of our opinion referred to above).

Subject to the foregoing, such counsel shall state that no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel shall state that they do not express any view as to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement).

The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses [(viii)] and [(ix)] above.

(e) Stroock, Stroock & Lavan LLP, on behalf of [UBS Willow Fund, L.L.C., Bond Street Capital, L.L.C., UBS Willow Management, L.L.C., UBS Fund Advisor, L.L.C. and PW Alternative Asset Management, Inc. (collectively, the “Willow Funds”) and [            ] on behalf of American High Income Trust, The Bond Fund of America, The Income Fund of America, American Funds Insurance Series, High Income Bond Fund and American Funds Insurance Series, Bond Fund (collectively, the “Capital Research Funds”) shall have furnished to the Representatives such counsel’s written opinion, as counsel to the respective Selling Stockholders, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of the charter or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation) or articles of partnership of such Selling Stockholder (if such Selling Stockholder is a partnership) or deed of trust (if such Selling Stockholder is a trust) or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by any Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder.

(iv) Upon payment for, and delivery of, the shares of Stock to be sold by such Selling Stockholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims.

(f) The Representatives shall have received from Heller Ehrman White & McAuliffe LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

(h) On the Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

(i) The Company shall have furnished to the Representatives a certificate, dated as of the Closing Date, of its Chief Executive Officer and President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(j) Each Selling Stockholder (or the Custodian or one or more Attorney-in-Fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on the Closing Date a certificate, dated the such date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more Attorney-in-Fact on behalf of the Selling Stockholders) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Closing Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Closing Date.

(k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company’s debt securities.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States Federal or state authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) (A) a declaration of a material national emergency or a declaration of war by the United States, or a material outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or material escalation of any other insurrection or armed conflict, or act of terrorism involving the United States, or any other material national or international crisis, calamity or emergency, (C) a “Red” terrorist threat condition, announced by the Homeland Security Advisory System or similar agency in the United States, (D) any material discharge, detonation, explosion or use against any person or entity or nation anywhere in the world of any weapon of mass destruction has occurred; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the

United States shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(o) The Nasdaq National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance.

(p) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of all of the officers and directors of the Company and, substantially in the form of Exhibit I-A hereto, of all of the Selling Stockholders.

(q) The Company shall have furnished to the Representatives a certificate, dated as of the Closing Date, of its Chief Executive Officer and President and its Chief Financial Officer stating that the jurisdictions set forth in such certificate are the only jurisdictions in the United States in which the Company conducts business or otherwise has assets, properties, offices, employees or agents.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Underwriter Indemnified Parties” and, each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statement or the Prospectus or in any amendment or supplement thereto; (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; or (iv) the breach of any representation or warranty of the Company in Section 2 hereof provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 16); provided, further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchases Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Selling Stockholder, severally and not jointly shall indemnify and hold harmless each Underwriter Indemnified Party against any loss, claim, damage or liability or any action in respect thereof, to which that Underwriter Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the “Principal and Selling Stockholders” section therein, and shall reimburse each Underwriter Indemnified Party reasonably promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, (A) if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability or (B) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 16); and provided further, however, that the liability of any Selling Stockholder under this subsection (b) shall not exceed the net proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholder’s Firm Shares. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Stockholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) and the Selling Stockholders, their respective officers, employees, representatives and agents and each person, if any, who controls the Selling Stockholders within the meaning of the Securities Act (collectively, the “Stockholder Indemnified Parties” and each a “Stockholder Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Stockholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Stockholder Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and Selling Stockholder Indemnified Parties.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or Selling Stockholder Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c) then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriter’s Information (as defined in Section 16). The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(f), no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder in connection with the sale of Selling Stockholder’s Firm Stock after giving effect to any indemnification payment by such Selling Stockholder under Sections 7(a) and 7(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint. Each Selling Stockholder’s obligation to contribute as provided in this Section 7(f) is several in proportion to the respective number of shares of Firm Stock to be sold by such Selling Stockholder.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company or the Selling Stockholders fail to tender the Firm Stock or the Selling Stockholders and Company fail to tender the Optional Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement the Company and the Selling Stockholders shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the Underwriters; provided, however, that if this Agreement is terminated pursuant to subsection (b) above as a result of the Selling Stockholders failure to tender the Firm Stock or the Optional Stock, no Selling Stockholder shall be required to reimburse the Underwriters for fees and expenses unless such Selling Stockholder has failed to tender the Firm Stock for delivery to the Underwriters, except for any reason permitted under this Agreement, and the other Selling Stockholders have not tendered additional shares of its Common Stock to cover such shortage. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses; provided, however, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Date for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Stockholder Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. The term “successor” as used in this Section 11 shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation Attention: Equity Capital Markets (Fax: 212-278-4096), with a copy to the same address, Attention: Legal Department – Michelle Bowe (Fax: 212-278-7995);

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to ZiLOG, Inc., Attention: James M. Thorburn, (Fax: 408-558-8509);

(c) if to any Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule B hereto; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; (ii) the table of underwriters participating in the offering in the first paragraph under the heading “Underwriting” and (iii) the statements concerning the Underwriters contained in the third paragraph under the heading “Underwriting” (which paragraph begins (“The Underwriters propose to offer the shares...”).

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorney-in-Fact will be binding on all of the Selling Stockholders.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling

Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,
ZILOG, INC.

By:

Name: Title:

SELLING STOCKHOLDERS LISTED IN SCHEDULE B

By:	Attorney-in-Fact

By:

Attorney-in-Fact acting on own behalf and on behalf of the Selling Stockholders listed in Schedule B.

Accepted as of

the date first above written:

SG COWEN SECURITIES CORPORATION

[Other Representatives]

Acting on [its] [their] own behalf

and as Representatives of several

Underwriters referred to in the

foregoing Agreement.

By: SG COWEN SECURITIES CORPORATION

By:______________________________

Name: William B. Buchanan, Jr.

Title: Head of Equity Capital Markets

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased
SG Cowen Securities Corporation

Total	8,000,000	1,200,000

SCHEDULE B

Selling Stockholders	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold
Capital Research and Management Company	2,000,000	0
UBS Willow Management, L.L.C.	2,000,000	0

Total	4,000,000	0

Exhibit I

[Form of Lock-Up Agreement]

[Date]

SG Cowen Securities Corporation

As Representatives of the

several Underwriters

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re: ZiLOG, Inc. 8,000,000 Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation (“SG Cowen”) to enter in to a certain underwriting agreement (the “Underwriting Agreement”) with ZiLOG, Inc., a Delaware corporation (the “Company”), with respect to the proposed public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

The foregoing paragraph shall not apply to any transfer of shares of Common Stock or any security convertible into Common Stock (a) to any underwriters in the Offering pursuant to the Underwriting agreement; (b) as a bona fide gift or gifts; (c) to any trust for the benefit of the undersigned or the undersigned’s immediate family; (d) by will or intestacy to the undersigned’s legal representative, heir or legatee; (e) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned; or (f) acquired in the public market on or after the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering, provided that in the case of any transfer pursuant to clause (b), (c), (e) or (f) each donee, transferee or distributee shall execute and deliver to SG Cowen a duplicate form of this letter.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred in violation of the foregoing from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of stop transfer orders with the transfer agent of the Common Stock with respect to any Beneficially Owned Shares.

Notwithstanding anything in this letter to the contrary, in the event that (1) the Company, for and on behalf of the undersigned, and SG Cowen shall agree in writing to extend the Lock-Up Period for an additional period of up to 18 days and (2) the Company shall have provided written notice of the same to the undersigned prior to the expiration of the period commencing on the date hereof and ending 90 days after the date of the Prospectus, then the Lock-Up Period shall be extended for purposes of this letter for up to 18 days, and the restrictions imposed by this letter shall continue to apply until the expiration of the Lock-Up Period as so extended.

This Agreement shall terminate and be of no further force or effect in the event the Offering is not consummated on or before March 31, 2004.

By signing below, the undersigned hereby appoints the Company, and any of the Company’s authorized representatives or agents, its attorney-in-fact for purposes of entering into any agreement to extend the Lock-Up Period on behalf of the undersigned as contemplated by this letter.

Print Name of Security Holder

Signature

Print Name and Title of Signatory (if entity)

Exhibit I-A

[Form of Lock-Up Agreement]

[Date]

SG Cowen Securities Corporation

As Representatives of the

several Underwriters

c/o SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re: ZiLOG, Inc. 8,000,000 Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation (“SG Cowen”) to enter in to a certain underwriting agreement (the “Underwriting Agreement”) with ZiLOG, Inc., a Delaware corporation (the “Company”), with respect to the proposed public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

The foregoing paragraph shall not apply to any transfer of shares of Common Stock or any security convertible into Common Stock (a) to any underwriters in the Offering pursuant to the Underwriting agreement; (b) as a bona fide gift or gifts; (c) to any trust for the benefit of the undersigned or the undersigned’s immediate family; (d) by will or intestacy to the undersigned’s legal representative, heir or legatee; (e) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned; or (f) acquired in the public market on or after the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering, provided that in the case of any transfer pursuant to clause (b), (c) or (e) each donee, transferee or distributee shall execute and deliver to SG Cowen a duplicate form of this letter.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred in violation of the foregoing from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of stop transfer orders with the transfer agent of the Common Stock with respect to any Beneficially Owned Shares.

Notwithstanding anything in this letter to the contrary, in the event that (1) the Company, for and on behalf of the undersigned, and SG Cowen shall agree in writing to extend the Lock-Up Period for an additional period of up to 18 days and (2) the Company shall have provided written notice of the same to the undersigned prior to the expiration of the period commencing on the date hereof and ending 90 days after the date of the Prospectus, then the Lock-Up Period shall be extended for purposes of this letter for up to 18 days, and the restrictions imposed by this letter shall continue to apply until the expiration of the Lock-Up Period as so extended.

This Agreement shall terminate and be of no further force or effect in the event the Offering is not consummated on or before March 31, 2004.

By signing below, the undersigned hereby appoints the Company, and any of the Company’s authorized representatives or agents, its attorney-in-fact for purposes of entering into any agreement to extend the Lock-Up Period on behalf of the undersigned as contemplated by this letter.

Print Name of Security Holder

Signature

Print Name and Title of Signatory (if entity)